UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2025, Incannex Healthcare Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) (the “Listing Rule”), which requires the Company to maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $50.0 million. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market.

The Notice states that the Company has 180 calendar days, or until July 2, 2025, to regain compliance with the Listing Rule. To regain compliance, the Company’s MVLS must meet or exceed $50.0 million for a minimum of ten consecutive business days during the 180-day compliance period ending on July 2, 2025. Alternatively, the Company may submit an application and pay the related fee to transfer to The Nasdaq Capital Market (the “Capital Market”) to take advantage of the Capital Market’s listing requirements, provided that it then satisfies the applicable requirements for continued listing on the Capital Market. The Company intends to monitor its MVLS and consider its available options to regain compliance with the Listing Rule, including by way of transferring the listing of its common stock to the Capital Market. The Company does not anticipate that a transition of the listing of its common stock to the Capital Market would materially impact its prospects.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “anticipates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including the Company’s ability to regain compliance with the Listing Rule during any compliance period or in the future, the risk that the Company may not otherwise meet Nasdaq compliance standards for the Nasdaq Global Market or the Capital Market and therefore be subject to delisting or delisting upon the expiration of any applicable compliance period, the risk that Nasdaq may not grant any relief from delisting as necessary to maintain a listing, or the risk that the Company may not ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: January 10, 2025		/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

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